1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the Registration Statement on Form S-3D (Registration

No. 333-20683) and the
Registration Statements on Form S-8 (Registration Nos. 333-36693, 333

-174372 and 333-256134) of Capital City Bank Group, Inc.
(the Company) of our report dated March 1, 2022, on our audit of the consolidated financial statements of the Company as of
December 31, 2021, and for the year ended December 31, 2021, which report is included in this annual report on Form 10-K.

We
also consent to the incorporation by reference of our report dated March 1, 2022, on our audit of the internal control over financial
reporting of the Company as of December 31, 2021, which report is included in this annual report on Form 10-K.
BKD, LLP
Little Rock, Arkansas
March 1, 2022